News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: http://www.continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JUNE PERFORMANCE

HOUSTON, July 2, 2001 -- Continental Airlines (NYSE: CAL) today reported its second highest systemwide June load factor of 78.0 percent, 2.0 points below last year's record June load factor.

Continental's on-time arrival rate was 76.0 percent and its completion factor was 97.0 percent in June. Tropical Storm Allison caused systemwide disruptions at Continental after devastating flood waters paralyzed the city of Houston, the carrier's busiest hub airport.

In June 2001, Continental flew 5.9 billion revenue passenger miles (RPMs) and 7.6 billion available seat miles (ASMs), resulting in a traffic increase of 3.4 percent and a capacity increase of 6.0 percent versus June 2000. Domestic traffic was 3.6 billion RPMs, up 2.4 percent from June 2000, and domestic capacity was 4.7 billion ASMs, up 5.0 percent from last year.

The decline of Continental's load factor along with a decline in yield in June 2001 as compared to June 2000 resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 10 and 12 percent.

Continental will continue to provide operational and RASM information in its monthly traffic release.

Continental Express, Continental's wholly owned regional subsidiary, reported a record load factor of 68.9 percent, 1.0 points above last June's record. Continental Express flew 318.7 million RPMs and 462.3 million ASMs in June, resulting in a traffic increase of 20.6 percent and a capacity increase of 18.8 percent versus June 2000.

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PRELIMINARY TRAFFIC RESULTS
JUNE	2001	2000	Change

REVENUE PASSENGER MILES (000)
Domestic	3,612,704	3,526,685	2.4 Percent

International	2,312,188	2,201,903	5.0 Percent
Transatlantic	1,115,065	1,134,399	(1.7) Percent
Latin America	670,772	651,702	2.9 Percent
Pacific	526,351	415,802	26.6 Percent

Total Jet	5,924,892	5,728,588	3.4 Percent

Cont'l. Express	318,742	264,309	20.6 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,672,982	4,450,646	5.0 Percent

International	2,921,098	2,710,956	7.8 Percent
Transatlantic	1,275,199	1,296,437	(1.6) Percent
Latin America	922,500	894,769	3.1 Percent
Pacific	723,399	519,750	39.2 Percent

Total Jet	7,594,080	7,161,602	6.0 Percent

Cont'l. Express	462,339	389,140	18.8 Percent

PASSENGER LOAD FACTOR
Domestic	77.3 Percent	79.2 Percent	(1.9) Points

International	79.2 Percent	81.2 Percent	(2.0) Points
Transatlantic	87.4 Percent	87.5 Percent	(0.1) Points
Latin America	72.7 Percent	72.8 Percent	(0.1) Points
Pacific	72.8 Percent	80.0 Percent	(7.2) Points

Total Jet	78.0 Percent	80.0 Percent	(2.0) Points

Cont'l. Express	68.9 Percent	67.9 Percent	1.0 Points

CARGO REVENUE TON MILES (000)
Total	78,574	90,002	(12.7) Percent

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YEAR-TO-DATE	2001	2000	Change

REVENUE PASSENGER MILES (000)
Domestic	19,886,182	19,359,412	2.7 Percent

International	12,281,945	12,137,225	1.2 Percent
Transatlantic	5,414,417	5,724,339	(5.4) Percent
Latin America	4,076,749	3,995,116	2.0 Percent
Pacific	2,790,779	2,417,770	15.4 Percent

Total Jet	32,168,127	31,496,637	2.1 Percent

Cont'l. Express	1,665,244	1,363,050	22.2 Percent

AVAILABLE SEAT MILES (000)
Domestic	27,475,519	26,127,800	5.2 Percent

International	16,796,085	16,204,717	3.6 Percent
Transatlantic	7,157,587	7,352,242	(2.6) Percent
Latin America	5,682,268	5,541,719	2.5 Percent
Pacific	3,956,230	3,310,756	19.5 Percent

Total Jet	44,271,604	42,332,517	4.6 Percent

Cont'l. Express	2,692,480	2,187,633	23.1 Percent

PASSENGER LOAD FACTOR
Domestic	72.4 Percent	74.1 Percent	(1.7) Points

International	73.1 Percent	74.9 Percent	(1.8) Points
Transatlantic	75.6 Percent	77.9 Percent	(2.3) Points
Latin America	71.7 Percent	72.1 Percent	(0.4) Points
Pacific	70.5 Percent	73.0 Percent	(2.5) Points

Total Jet	72.7 Percent	74.4 Percent	(1.7) Points

Cont'l. Express	61.8 Percent	62.3 Percent	(0.5) Points

CARGO REVENUE TON MILES (000)
Total	498,027	534,618	(6.8) Percent

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PRELIMINARY OPERATIONAL RESULTS
JUNE	2001	2000	Change
On-Time Performance	76.0%	73.1%	2.9 Points

Completion Factor	97.0%	97.3%	(0.3) Points

YEAR-TO-DATE	2001	2000	Change
On-Time Performance	81.1%	77.3%	3.8 Points

Completion Factor	98.3%	97.8%	0.5 Points

JUNE 2001 YEAR-OVER-YEAR
RASM Change	(10%)-(12%)

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